UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2005

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware	0-30391	13-3669062
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Employment Agreement

On March 29, 2005, Medis El Ltd. (the "Subsidiary"), a wholly-owned subsidiary of Medis Technologies Ltd. (the ""Registrant"), entered into a Personal Employment Contract (the "Agreement") with Zvi Rehavi, the Executive Vice President of the Registrant and the General Manager of the Subsidiary.

The Agreement is for a one year term expiring on March 31, 2006. The Agreement, in addition to a base annual salary of $240,000, bonus, stock options and fringe benefits, provides for six months salary upon notification of resignation or dismissal and upon a change in ownership of the Subsidiary with subsequent dismissal by the new owners.

A copy of the Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired — None

(b)     Pro Forma Financial Information — None

(c)     Exhibits:

Exhibit Number	Description of Exhibit

10.1	Personal Employment Contract with Zvi Rehavi dated March 29, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2005

MEDIS TECHNOLOGIES LTD.

By: /s/ ROBERT K. LIFTON Name: Robert K. Lifton Title: Chief Executive Officer